Exhibit 99.1

MassRoots Amends its Certificate of Incorporation to Proceed with Acquisition of Empire Services, Inc.

MassRoots, Inc. recently entered into a Letter of Intent to acquire Empire Services, Inc., which is expected to result in MassRoots generating significant revenues and positive cashflows from operations

Norfolk, VA May 25, 2021 -- MassRoots, Inc. (“MassRoots” or the “Company”) (OTCPink: MSRT) announced that it obtained all necessary consents to amend its certificate of incorporation with regard to rights and preferences of shares of Series X and Y Preferred Stock (“Preferred Stock”) and filed the pertinent certificates of amendment to its certificate of incorporation with the Secretary of State of Delaware. MassRoots took this step to effectuate the planned acquisition of Empire Services, Inc. (“Empire”) and to establish such terms of redemption of Preferred Stock that it believes are favorable to the Company.

The certificates of amendment are available on the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 25, 2021.

MassRoots currently has 498,174,656 outstanding shares of common stock out of 500,000,000 authorized shares of common stock. Approximately 30,750 shareholders own the 467,713,954 shares of common stock in MassRoots’ float as of May 18, 2021.

“We are incredibly grateful to MassRoots’ shareholders for their continued support and notes of encouragement for our proposed acquisition of Empire, which we believe will be transformative for our Company,” stated Isaac Dietrich, MassRoots’ Chief Executive Officer. “Upon closing of the Empire acquisition, we intend to apply to uplist to the Nasdaq Capital Market or the NYSE American Market as we believe a listing on a national stock exchange would result in a significant increase in visibility, liquidity, and institutional interest for MassRoots’ stock.”

Danny Meeks, Empire’s sole shareholder, stated, “For the past several weeks, I have been working closely with MassRoots to establish strong corporate governance procedures and minimize, if not completely eliminate, any future dilution from its outstanding preferred shares. We’ve also implemented several technological solutions such as a cloud-based ERP system, live website pricing, and a cash for clunkers program which has resulted in a 14% week over week increase in our revenues. I believe the key to creating long-term shareholder value is to demonstrate consistent revenue growth, generate positive cashflows from operations, and conduct as few capital raises as possible – with their primary purpose being to finance acquisitions of profitable businesses. With MassRoots’ storied history, shareholder base of over 30,000 people and entities, and improving capital structure, I believe our combined companies will have one of the most unique and compelling stories in the small cap market.”

Upon closing of the merger, Mr. Meeks will join MassRoots’ Board of Directors as its Executive Chairman. Established in 2002, Empire operates 10 metal recycling facilities in Virginia and North Carolina and expects to continue expanding its footprint in the coming quarters. It has historically generated higher profit margins when market prices for metal rise.

About MassRoots

MassRoots, Inc. (OTC Pink: MSRT) is a leading technology company which aims to deliver quality information and create operating efficiencies through cloud-based solutions. MassRoots has been covered by CNBC, CNN, Financial Times, Wall Street Journal, New York Times, Reuters, and the Associated Press. For more information on MassRoots, please visit MassRootsInvestors.com.

About Empire Services

Established in 2002, Empire Services, Inc. operates 10 metal recycling facilities in Virginia and North Carolina and expects to continue expanding its footprint in the coming quarters. Empire is headquartered in Virginia and has approximately 65 employees as of April 2021.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project,” and similar expressions that are intended to identify forward-looking statements about the Company’s strategy, plans, intentions or beliefs about future occurrences or results. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results could differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in our filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Source: MassRoots, Inc.

Contact Info:

Isaac Dietrich

(303) 816-8070
Isaac@MassRoots.com